Exhibit 10.3

___________ __, 20__

[Name of Recipient]
[Address]

                       Notice of Grant of Restricted Stock
                       -----------------------------------

Dear [Name]:

     Pursuant to the terms and conditions of the Verint Systems Inc. (the "Company") 2004 Stock Incentive Compensation Plan (as the same may be amended or supplemented from time to time, the "Plan"), you have been granted a Restricted Stock Award for [Number] shares (the "Award") of Common Stock of the Company as outlined below.

          Granted To:                [Name]
                                     [Social Security Number]

          Grant Date:                [Date]

          Shares Granted:            [Number]
          Price Per Share:           $0.00

          Vesting Schedule:          50% on [Second Anniversary of Grant]
                                     25% on [Third Anniversary of Grant]
                                     25% on [Fourth Anniversary of Grant]

          Tax Track:                 [Capital Gains Tax Track Through a Trustee]

1. The Restricted Stock and any additional rights including, without limitation, any share bonus that shall be distributed to you in connection with the Award (the "Additional Rights"), shall be allocated on your behalf to the Trustee - the "Employees Remuneration Trust Company" (the "Trustee").

2. The Restricted Stock and Additional Rights shall be allocated on your behalf to the Trustee under the provision of the Capital Gains Tax Track and will be held by the Trustee for the period (the "Holding Period") stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder ("Section 102").

3. If you sell or withdraw the Restricted Stock or Additional Rights from the Trustee before the end of the Holding Period (which shall be referred to as a "Violation"), you shall pay income tax at your marginal rate on the profits derived from the Restricted Stock or Additional Rights plus payments to the National Insurance Institute and Health Tax. You many also be required to reimburse the Company or your employing or engaging company, as the case may be, (the "Employing Company") for the employer portion of the payments to the National Insurance Institute, plus any legally required linkage and interest. You also may be required to reimburse the Employing Company for any other expenses that the Employing Company shall bear as a result of a Violation.

4. The Restricted Stock and Additional Rights are granted to you and allocated to the Trustee according to the provision of Section 102, the Plan, and the Hebrew version of the Trust Agreement signed between the Company and the Trustee attached herewith and made a part of this notice.

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


5. The Award is granted to you on the condition that you sign the Approval of the Designated Grantee, which constitutes a part of this Notice of Grant, below.


                               Verint Systems Inc.



                                       27
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                       APPROVAL OF THE DESIGNATED GRANTEE:
                       -----------------------------------

I hereby agree that all the Restricted Stock and Additional Rights granted to me pursuant to the Award shall be allocated to the Trustee under provisions of the Capital Gains Tax Track and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of the Trust Agreement, or for a shorter period if an approval is received from the tax authorities.

I am aware of the fact that upon termination of my Continuous Service with the Employing Company, I shall not have a right to the Restricted Stock or the Additional Rights, except as specified in the Restricted Stock Award Agreement and the Plan.

I hereby confirm that:

     1. I have read the Plan (which includes the Company's Option Plan Program dated March 5, 2003, as amended) and the Restricted Stock Award Agreement and I understand and accept the terms and conditions thereof. I am also aware that the Company is agreeing to grant me the Award and allocate it on my behalf to the Trustee based on this confirmation;

     2. I understand the provisions of Section 102 and the applicable tax track of this grant of Award;

     3. I agree to the terms and conditions of the Hebrew version of the Trust Agreement a copy of which has been made available to me;

     4. Subject to the provisions of Section 102, I confirm that I shall not sell, nor transfer from the Trustee, the Restricted Stock or Additional Rights before the end of the Holding Period;

     5. If I shall sell, or withdraw from the Trust, the Restricted Stock or the Additional Rights before the end of the Holding Period as defined in Section 102 (a "Violation"), either (A) I shall reimburse the Employing Company within three (3) days of its demand for the employer portion of the payment by the Employing Company to the National Insurance Institute plus linkage and interest in accordance with the law, as well as any other expense that the Employing Company shall bear as a result of the said Violation (all such amounts defined as the "Payment") or (B) I agree that the Employing Company may, in its sole discretion, deduct such amounts directly from any monies to be paid to me as a result of my disposition of the Restricted Stock or the Additional Rights;

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


By my signature below, I hereby acknowledge my receipt and voluntary acceptance of this Award granted on the date shown above, which has been issued to me under the terms and conditions of the Plan. I further acknowledge receipt of a copy of the Plan, the Hebrew version of the Trust Agreement, and a Restricted Stock Award Agreement. I agree that the Award is subject to all of the terms and conditions of, the Plan, this Notice of Grant of Restricted Stock, and the Restricted Stock Award Agreement.




Signature: _______________________________  Date: ______________



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


                               VERINT SYSTEMS INC.
                               -------------------

                        RESTRICTED STOCK AWARD AGREEMENT
                        --------------------------------

This Restricted Stock Award Agreement ("Agreement") governs the terms and conditions of the Restricted Stock Award (the "Award") specified in the Notice of Grant of Restricted Stock (the "Notice of Grant") delivered herewith entitling the person to whom the Notice of Grant is addressed ("Grantee") to receive from Verint Systems Inc. (the "Company") the number of shares of the Company's Common Stock indicated in the Notice of Grant (the "Restricted Stock"). Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Verint Systems Inc. 2004 Stock Incentive Compensation Plan, as the same may be amended or supplemented from time to time (the "Plan").

1    RESTRICTED STOCK; VESTING

1.1  Grant of Restricted Stock.

(a) The Award of the Restricted Stock is made subject to the terms and conditions of the Plan, as supplemented by the Option Plan Program dated March 5, 2003, as amended (the "Israeli Plan Supplement"), relating to the Israeli Income Tax Ordinance [New Version] - 1961 (the "Israeli Tax Ordinance"), and this Agreement. If and when the restrictions set forth in Paragraph 1.2 expire in accordance with the terms of this Agreement and the Notice of Grant without forfeiture of the Restricted Stock, and upon the satisfaction of all other applicable conditions as to the Restricted Stock, such shares shall no longer be considered Restricted Stock for purposes of this Agreement. No expiration of the restrictions set forth in Paragraph
     1.2 shall affect the restrictions contained in the Israeli Plan Supplement (including, without limitation, the restrictions on the Grantee's right to hold the shares directly or to sell or otherwise dispose of the shares prior to the expiration of the Holding Period (as hereinafter defined)), which shall be in addition to and separate from the restrictions contained in Paragraph 1.2 hereof.

(b) As soon as practicable after the Date of Grant, the Company shall direct that the shares of Restricted Stock be registered in the name of and issued to The Employees Remuneration Trust Company (the "Trustee") for the benefit of the Grantee, either in book entry format or represented by a stock certificate or certificates. All such shares, and any certificate or certificates representing the same, shall be held in the custody of the Company or its designee (which may include the Trustee) until the later of the time when (i) such shares no longer are considered Restricted Stock and
     (ii) the required holding period (the "Holding Period") under the Israeli Tax Ordinance has run and the Grantee has, in a writing provided to the Company, requested release of the shares.

(c) As a condition to the issuance and registration of the shares of Restricted Stock, and prior to the delivery of any stock certificate or certificates representing the Restricted Stock, the Grantee shall, and shall cause the Trustee to, deliver to the Company or its designee one or more stock powers endorsed in blank relating to the Restricted Stock (as directed by the Company), in the form attached hereto as Exhibit A. Grantee hereby, and hereby directs the Trustee to, irrevocably appoint the Company and each of its officers, employees and agents as his true and lawful attorneys with power (i) to sign in the Grantee's name or the Trustee's name (on behalf of the Grantee), as applicable, stock certificates and stock powers covering the Restricted Stock and such other documents and instruments as the Committee deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Grantee will, and will cause the Trustee to, execute such other stock powers and documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.

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


(d) Each certificate, if any, for the Restricted Stock shall bear the following legend (the "Legend"):

          "The ownership and transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Verint Systems Inc. 2004 Stock Incentive Compensation Plan and a Restricted Stock Award Agreement entered into between the registered owner and Verint Systems Inc. Copies of such Plan and Agreement are on file in the executive offices of Verint Systems Inc."

     In addition, the Restricted Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or securities association upon which the Common Stock is then listed, the Israeli Tax Ordinance, and any applicable federal or state securities law, and the Company may cause a legend or legends to be placed on such certificate or certificates to make appropriate reference to such other restrictions.

(e) As soon as administratively practicable following the applicable Vesting Date (as defined in Paragraph 1.3), and upon the satisfaction of all other applicable conditions as to such Vested Percentage (as defined in Paragraph 1.3) of Restricted Stock, including, but not limited to, the payment by the Grantee of all applicable U.S., Israeli, or other withholding taxes, the Company shall, at its option, (i) deliver or cause to be delivered to the Trustee, or if the Holding Period has run and the Grantee has requested release of the shares in accordance with Paragraph 1.1(b), the Grantee a certificate or certificates for the applicable shares of Restricted Stock which shall not bear the Legend or (ii) transfer or arrange to have transferred the vested shares to a brokerage account of the Trustee, or if the Holding Period has run and the Grantee has requested release of the shares in accordance with Paragraph 1.1(b), of the Grantee, designated by the Company free of any Company-imposed transfer restrictions.

1.2  Restrictions.

(a) The Trustee or Grantee, as applicable, as registered holder of the Award (the "Holder") shall have all rights and privileges of a stockholder as to the Restricted Stock, including the right to vote and receive dividends or other distributions with respect to the Restricted Stock, except that the following restrictions shall apply:

     (i) the Grantee shall not be entitled to delivery of any of the shares of Restricted Stock (whether by transfer to Grantee's brokerage account or by delivery of stock certificates) until the applicable Vesting Date and upon the satisfaction of all other applicable conditions whereupon Grantee will only be entitled to the Vested Percentage;

     (ii) shares of Restricted Stock may not be sold, pledged, assigned, transferred, or otherwise encumbered or disposed of for any reason until the applicable Vesting Date;

     (iii) all shares of Common Stock distributed as a dividend or distribution, if any, with respect to shares of Restricted Stock prior to the applicable Vesting Date shall be delivered to and held by the Company or its designee (which may include the Trustee) and subject to the same restrictions as the shares of Restricted Stock in respect of which the dividend or distribution was made; and

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


     (iv) all unvested shares of Restricted Stock shall be forfeited and returned to the Company and any and all rights of the Holder of any kind with respect to such shares shall terminate in their entirety on the terms and conditions set forth in Paragraph 1.4.

(b) For the avoidance of doubt, the foregoing restrictions shall be in addition to, and separate from, the restrictions contained in the Israeli Plan Supplement (including, without limitation, the restrictions on the Grantee's right to hold the shares directly or to sell or otherwise dispose of the shares prior to the expiration of the Holding Period).

(c) Any attempt to dispose of unvested shares of Restricted Stock or any interest in such shares in a manner contrary to the restrictions set forth in this Agreement shall be void and of no effect.

1.3  Vesting.

(a) Subject to the provisions contained in Paragraphs 1.4, 1.5 and 1.6, the restrictions set forth in Paragraph 1.2(a) with respect to shares of Restricted Stock shall apply for a period beginning on the Date of Grant specified in the Notice of Grant and ending on the fourth anniversary of the Date of Grant; provided, however, the applicable percentage of shares of Restricted Stock awarded hereunder (the "Vesting Percentage") shall be deemed vested and no longer subject to restriction under Paragraph 1.2(a) or forfeiture under Paragraph 1.4 on the applicable vesting date ("Vesting Date") in accordance with the schedule set forth in the Notice of Grant. For the avoidance of doubt, no vesting under this Agreement shall entitle the Grantee to take possession of any shares or become the registered holder thereof until the Holding Period has run. Vesting shall cease upon the date Grantee's Continuous Service terminates for any reason unless otherwise determined by the Committee in its sole discretion.

(b) During any authorized leave of absence, the vesting of the Restricted Stock as provided in the Notice of Grant shall be suspended after the leave of absence exceeds a period of three (3) months. The vesting schedule set forth in the Notice of Grant shall be extended by the length of the suspension. Vesting of the Restricted Stock shall resume upon the Grantee's termination of the leave of absence and return to service to the Company or an Affiliate; provided, however, that if the leave of absence exceeds six
     (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (i) for purposes of this Agreement, the Grantee's Continuous Service shall be deemed to terminate on the first date following such six-month period and (ii) the Grantee will forfeit the Restricted Stock that is unvested on such deemed termination date. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).

1.4 Forfeiture. If Grantee's Continuous Service terminates for any reason, all unvested shares of Restricted Stock shall be forfeited by the Holder as of the date of termination unless otherwise determined by the Committee in its sole discretion. In the event of any such forfeiture, all such forfeited shares of Restricted Stock shall become the property of the Company and any certificate or certificates representing such shares of Restricted Stock shall be returned immediately to the Company. For the avoidance of doubt, Grantee acknowledges and agrees that he or she has no expectation that any Restricted Stock will vest on the termination of his or her Continuous Service for any reason and that he or she will not be entitled to make a claim for any loss occasioned by such forfeiture as part of any claim for breach of his or her employment or service contract or otherwise.

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


1.5  Tax; Withholding.

(a) As a condition of the Award, the Grantee agrees not to make an election, under Section 83(b) of the Internal Revenue Code of 1986, as amended, or any equivalent election under Israeli law, to include an amount of income in respect of the Restricted Stock.

(b) The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Restricted Stock.

(c) Neither the Company nor any such Affiliate or agent makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of shares subject to the Award. The Company and its Affiliates do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee's tax liability.

(d) The Grantee shall be required to meet any applicable tax withholding obligation, whether United States federal, state, local, Israeli or otherwise, including any employment tax obligation (the "Tax Withholding Obligation"), in accordance with the provisions of the Plan prior to any event in connection with the Award (e.g., acquisition, vesting, or disposal) that the Company determines may result in any Tax Withholding Obligation, and subject to the Plan, the Company reserves the right to determine the method or methods by which such Tax Withholding Obligations will be satisfied together with any associated timing or other details required to effectuate such method or methods. If, pursuant to the Plan, the Grantee wishes to satisfy his or her minimum Tax Withholding Obligation, in whole or in part, (i) by providing the Company with funds sufficient to enable the Company to pay such tax or (ii) by requiring (subject to Committee disapproval as provided in the Plan) that the Company retain or accept, or by requesting that the Company arrange for the sale by the Grantee of, shares of its stock sufficient in value (as determined under the Plan) to cover the amount of such tax, the Grantee will provide written notice of the same, together with a wire transfer or certified check for such funds in the case of clause (i) above, to the Company or its designee in accordance with the timing and other terms of the Company's notice of election procedures to be separately provided to the Grantee, prior to the applicable vesting date or other event in connection with the Award that the Company has advised Grantee may result in a Tax Withholding Obligation.

(e) The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any of its Affiliates or agents takes with respect to any Tax Withholding Obligations that arise in connection with the Award. Accordingly, Grantee agrees to pay to the Company or its relevant Affiliate as soon as practicable, including through additional payroll withholding, any amount of tax withholding that is not satisfied by any such action of the Company or its Affiliate.

(f) The Committee shall be authorized, in its sole discretion, to establish such rules and procedures relating to the use of shares of Common Stock to satisfy tax withholding obligations as it deems necessary or appropriate to facilitate and promote the conformity of the Holder's transactions under the Plan (as supplemented by the Israeli Plan Supplement) and this Agreement with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, if such Rule is applicable to transactions by the Holder, and with the Israeli Tax Ordinance.

1.6 Committee's Discretion. Notwithstanding any provision of this Agreement to the contrary, the Committee shall have sole and absolute discretion to waive any forfeiture of the Restricted Stock and any other terms or conditions set forth in this Agreement.

2    REPRESENTATIONS OF THE GRANTEE

The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of this Agreement and the Plan, and the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of this Award.

3    NOTICES

All notices or communications under this Agreement shall be in writing, addressed as follows:
To the Company:

          Verint Systems Inc.
          330 South Service Road
          Melville, NY  11747-3201
          (631) 962-9600 (phone)
          (631) 962-9623 (fax)
          Attn: General Counsel

To the Grantee:

          as set forth in the Notice of Grant
          (or if the Notice of Grant is provided electronically without a mailing address, then as set forth in the Company's payroll records)

Any such notice or communication shall be (a) delivered by hand (with written confirmation of receipt) or sent by a nationally recognized overnight delivery service (receipt requested) or (b) be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt shall determine the time at which notice was given. Grantee will promptly notify the Company in writing upon any change in Grantee's address.

4    ASSIGNMENT; BINDING AGREEMENT

This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Grantee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation or transfer by the Grantee or the Trustee.

5    ENTIRE AGREEMENT; AMENDMENT

This Agreement and the Notice of Grant represent the entire agreement of the parties with respect to the subject matter hereof, except that the provisions of the Plan and the Israeli Plan Supplement are incorporated in this Agreement in their entirety. In the event of any conflict between the provisions of this Agreement or the Notice of Grant and the Plan (as supplemented by the Israeli Plan Supplement), the provisions of the Plan (as supplemented by the Israeli Plan Supplement) shall control. This Agreement or the Notice of Grant may be amended by the Committee without the consent of the Grantee or the Trustee except in the case of an amendment adverse to the Grantee, in which case the Grantee's consent shall be required.

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6    GOVERNING LAW

This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of New York other than the conflict of laws provisions of such laws.

7    SEVERABILITY

Whenever possible, each provision in this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement shall remain in full force and effect.

8    NO RIGHT TO CONTINUED SERVICE OR PARTICIPATION; EFFECT ON OTHER PLANS

Neither this Agreement nor the Notice of Grant shall confer upon the Grantee any right with respect to continued service with the Company, a Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company a Subsidiary or Affiliate to terminate the Grantee's Continuous Service at any time. Payments received by the Grantee pursuant to this Agreement and the Notice of Grant shall not be included in the determination of benefits under any pension, group insurance or other benefit plan of the Company or any Subsidiaries or Affiliate in which the Grantee may be enrolled or for which the Grantee may become eligible, except as may be provided under the terms of such plans or determined by the Board of Directors of the Company.

9    NO STRICT CONSTRUCTION

No rule of strict construction shall be implied against the Company, the Committee or any other person in the interpretation of any of the terms of the Plan, the Israeli Plan Supplement, this Agreement, the Notice of Grant or any rule or procedure established by the Committee.

10   USE OF THE WORD "GRANTEE"

Wherever the word "Grantee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the Trustee or the executors, the administrators, or the person or persons to whom the Restricted Stock may be transferred by will or the laws of descent and distribution, the word "Grantee" shall be deemed to include such person or persons.

11   FURTHER ASSURANCES

The Grantee agrees to, and shall cause the Trustee to, upon demand of the Company or the Committee, do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued as a dividend or distribution on Restricted Stock) which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of this Agreement and the Plan (as supplemented by the Israeli Plan Supplement).

                                END OF AGREEMENT

                                    EXHIBIT A
                                    ---------

                                   STOCK POWER


     FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _________________________________(1), __________________________(2)
(__________)(3) shares of Common Stock of Verint Systems Inc., [represented by Certificate No. ______](4) (the "Shares"), standing in his or her name on the books of said corporation and does hereby irrevocably constitute and appoint ___________________________(5) as his lawful attorney-in-fact to transfer said Shares on the books of said corporation with full power of substitution in the premises.

DATED: ________________(6)

                                        _____________________________________(7)
                                        Name:____________________(8)



_______________________________________
(1) Leave this item blank. The transferee will be completed if and when the shares are assigned.
(2)  Enter the number of shares in words.
(3)  Enter the number of shares in numerals.
(4) Include this item (and complete the blank and remove the brackets) only if the shares were certificated. If not, strike this item.
(5) Leave this item blank. The attorney-in-fact will be completed if and when the shares are assigned.
(6) Leave this item blank (do not date when signing). The date will be completed if and when the shares are assigned.
(7)  Sign here.
(8)  Print your name here.


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